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                                                                [ANDERSEN LOGO]




June 4, 2002                                              Arthur Andersen LLP
                                                          One Financial Plaza
                                                          Hartford CT 06103-2699
                                                          Tel 860 280 0500
                                                          www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read the Independent Accountants section included in the Proxy Statement dated June 6, 2002 of The Hartford Mutual Funds, Inc. and are in agreement with the statements contained therein insofar as they relate to Arthur Andersen LLP.

Very truly yours,

/s/ Arthur Andersen LLP.

Arthur Andersen LLP


cc:  George Richard Jay
     Vice President, Controller and Treasurer